                                                                    EXHIBIT 99.1


                          SEABULK INTERNATIONAL REPORTS
                           SECOND QUARTER 2003 RESULTS

         Fort Lauderdale, FL, August 8, 2003 - Seabulk International, Inc. (Nasdaq: SBLK) today reported net income for the three months ended June 30, 2003 of $2.7 million or $0.11 per fully diluted share on revenue of $79.9 million. In the year-earlier period, the Company had a net loss of $4.4 million or $0.41 per fully diluted share on revenue of $81.6 million. Operating income for the second quarter of 2003 of $12.0 million was up from $8.5 million in the second quarter of 2002.

         For the six months ended June 30, 2003, the Company reported net income of $4.2 million or $0.18 per fully diluted share on revenue of $157.2 million. In the year-earlier period, the Company had a net loss of $6.7 million or $0.63 per diluted share on revenue of $164.8 million. Operating income of $22.0 million in the 2003 period was up from $20.5 million in the first six months of 2002.

         "We had good results in the second quarter and posted our second consecutive quarterly profit," commented Chairman and Chief Executive Officer Gerhard E. Kurz. "Results benefited from lower year-over-year interest expense and another stellar performance from our tanker division. The offshore business, which had an operating loss in the first quarter, returned to profitability as international operations remained strong and revenues and utilization of our fleet in the soft Gulf of Mexico market increased over first-quarter levels. The towing business had a solid quarter with results ahead of the year-earlier period."

         On August 5, 2003, the Company completed the previously announced offering of $150 million of 9.5% Senior Notes Due 2013. Net proceeds were used to repay a portion of the Company's indebtedness under its previous bank credit facility. The Company simultaneously entered into a new five-year revolving bank credit facility in the amount of $80 million, approximately $50 million of which is undrawn and available for general corporate purposes, including vessel acquisitions and other asset purchases.

         "The successful completion of the Notes offering and refinancing increases our cash flows and gives us the financial flexibility going forward to take advantage of new investment opportunities, particularly in the international offshore sector," commented Mr. Kurz.

         The Company also announced that its wholly owned-subsidiary, Seabulk Offshore do Brasil, Ltda., had exercised an option on a second UT-755L platform supply vessel to be built at the Promar Brazil (Estaleiro Promara I) shipyard. The vessel is scheduled for delivery at year-end 2004.

         On July 1, 2003, the Company's stock was added to the widely followed Russell 2000(R) Index of small-cap companies.

RESULTS OF OPERATIONS

         Revenues from Seabulk Offshore, the Company's largest business with a fleet of 119 offshore energy support vessels, totaled $39.2 million or 49% of total Company revenues in the second quarter of 2003, up marginally from the first quarter of 2003 but down from $44.1 million in the year-ago quarter, when Seabulk Offshore operated a fleet of 133 vessels. The Company's offshore revenues are currently split approximately 75%/25% between its international and domestic segments. Seabulk Offshore had operating income of $1.7 million in the quarter versus $3.3 million in the year-earlier period and an operating loss of $0.8 million in the first quarter of 2003. International operations, particularly in West Africa and Southeast Asia, remained strong. In the Gulf of Mexico, despite continued softness, utilization of the Company's offshore fleet increased and the Company narrowed its losses. (See the accompanying tables for a complete breakdown of average day rates and utilization by region for the Company's offshore fleet in the quarter ended June 30, 2003.)

         Revenue from Seabulk Tankers, the Company's fleet of 10 Jones Act product carriers, totaled $31.8 million or 40% of total Company revenues in the second quarter of 2003, up from $29.7 million in the second quarter of 2002. Operating income rose to $12.0 million from $7.3 million in the year-earlier quarter as a result of higher average charter rates and no drydockings. The Company currently has six tankers operating under long-term time charters, three on contracts of affreightment and one under a bareboat charter. Four of the Company's tankers are scheduled for drydockings in the second half of 2003.

         Seabulk Towing, which operates a fleet of 28 tugs in seven southeastern ports and the offshore Gulf of Mexico, had revenues of $9.0 million in the quarter or 11% of total Company revenues, up from $8.0 million in the year-earlier period. Operating income for the second quarter of 2003 of $1.2 million was unchanged from a year ago.

         With a fleet of 157 vessels, Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. We provide benchmark quality service to our customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees. Visit us on the Web at WWW.SEABULKINTERNATIONAL.COM.

         THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" INFORMATION. FORWARD-LOOKING INFORMATION INCLUDES ANY STATEMENTS REGARDING OUR EXPECTED RESULTS OF OPERATIONS, BUSINESS STRATEGY, COMPETITIVE POSITION, GROWTH OPPORTUNITIES, AND MANAGEMENT PLANS AND OBJECTIVES. LIKE ANY OTHER BUSINESS, WE ARE SUBJECT TO RISKS AND OTHER UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY PROJECTIONS OR THAT COULD CAUSE OTHER FORWARD-LOOKING INFORMATION TO PROVE INCORRECT. IN ADDITION TO GENERAL ECONOMIC AND BUSINESS RISKS, SOME OF THE SPECIFIC RISKS TO WHICH OUR BUSINESS IS SUBJECT ARE (1) DECLINES IN OIL OR GAS PRICES, WHICH CAN LEAD TO DECREASED OFFSHORE

EXPLORATION AND DEVELOPMENT ACTIVITY AND THUS REDUCED DEMAND FOR OFFSHORE SUPPORT VESSELS, (2) INCREASED CONSTRUCTION OF NEW OFFSHORE SUPPORT VESSELS, WHICH CAN CAUSE OVERSUPPLY IN THE MARKET, (3) INTERNATIONAL POLITICAL INSTABILITY, WHICH CAN LEAD TO REDUCTIONS IN OFFSHORE ACTIVITY, PARTICULARLY IN LESS DEVELOPED REGIONS, (4) FLUCTUATIONS IN WEATHER, WHICH CAN LEAD TO DECLINES IN ENERGY CONSUMPTION AND RESULTING DECLINES IN OIL OR GAS PRICES, (5) CHANGES IN LAWS AND REGULATIONS AFFECTING THE MARINE TRANSPORTATION INDUSTRY, INCLUDING ANY POSSIBLE WEAKENING OF THE JONES ACT, WHICH COULD RESULT IN INCREASED COMPETITION FROM NON-U.S. COMPANIES IN OUR DOMESTIC OFFSHORE ENERGY SUPPORT, MARINE TRANSPORTATION AND TOWING BUSINESSES, AND (6) CHANGES IN ENVIRONMENTAL LAWS AND REGULATIONS, INCLUDING ANY POSSIBLE WEAKENING OF THE OIL POLLUTION ACT OF 1990, WHICH COULD RESULT IN INCREASED COMPETITION FOR THE DOMESTIC TRANSPORTATION SERVICES PROVIDED BY OUR MODERN DOUBLE-HULL FLEET. ADDITIONAL INFORMATION REGARDING THESE AND OTHER FACTORS AFFECTING OUR BUSINESS APPEARS IN OUR REPORTS ON FORM 10-K AND FORM 10-Q THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           SEABULK INTERNATIONAL, INC.

                      HIGHLIGHTS OF OPERATIONS (UNAUDITED)
                          ($ MILLIONS EXCEPT PER SHARE)



                                        THREE MONTHS ENDED JUNE 30            SIX MONTHS ENDED JUNE 30
                                        --------------------------            ------------------------
                                          2003               2002               2003              2002
                                          ----               ----               ----             -----
REVENUE                                    $79.9             $81.6             $157.2           $164.8

OPERATING EXPENSES                          42.6              46.7               84.0             92.5
GENERAL & ADMINISTRATIVE                     9.4               9.7               18.8             18.7
Depreciation, Amortization                  10.6              10.9               21.4             22.1
DRYDOCKING                                   5.3               5.7               11.0             11.1

INCOME FROM OPERATIONS                      12.0               8.5               22.0             20.5

NET INTEREST EXPENSE                        (8.1)            (12.3)             (16.1)           (24.9)
Other Income (Expense)                       0.1               1.1                0.9              1.2

INCOME (LOSS) BEFORE TAXES                   4.0              (2.7)               6.8             (3.3)
PROVISION FOR FOREIGN TAXES                  1.3               1.7                2.6              3.4

NET INCOME (LOSS)                            2.7              (4.4)               4.2             (6.7)
NET INCOME (LOSS) PER SHARE(1)               0.11             (0.41)              0.18           (0.63)


AVERAGE SHARES OUTSTANDING (000)(1)          23,640       10,529                23,538          10,494


(1) ALL PER SHARE AND SHARE AMOUNTS ARE STATED ON A DILUTED BASIS.

            SEABULK OFFSHORE FLEET - AVERAGE DAY RATES & UTILIZATION



                                           QUARTER ENDED JUNE 30, 2003

                           -------------------------------------------------------------
                            AHTS/             AHT/             CREW/
                           SUPPLY             TUGS            UTILITY              OTHER
                           ------             ----            -------              -----
DOMESTIC(1)

VESSELS(2)                   21                --               25                   2
LAID-UP                      --                --               --                   1
FLEET UTILIZATION            67%               --               69%                 --
DAY RATE                 $4,989                --           $2,422                  --


WEST AFRICA

VESSELS(2)                   32                 4                1                  --
FLEET UTILIZATION            83%               76%              --                  --
DAY RATE                 $7,199            $6,198               --                  --


MIDDLE EAST

VESSELS(2)                    6                 6                7                   6
LAID-UP                      --                --               --                   1
EFFECTIVE UTILIZATION(3)     89%               48%              95%                 50%
FLEET UTILIZATION            89%               48%              95%                 40%
DAY RATE                 $3,393            $5,364           $1,677              $4,246


SOUTHEAST ASIA

VESSELS(2)                    8                --               --                   1
FLEET UTILIZATION            80%               --               --                  --
Day Rate                 $5,321                --               --                  --

            SEABULK OFFSHORE FLEET - AVERAGE DAY RATES & UTILIZATION



                                             QUARTER ENDED MARCH 31, 2003
                             -------------------------------------------------------------
                             AHTS/              AHT/             CREW/
                             SUPPLY             TUGS            UTILITY              OTHER
                             ------             ----            -------              -----
DOMESTIC(1)

VESSELS(2)                      21                --              25                  2
LAID-UP                         --                --              --                  1
FLEET UTILIZATION               56%               --              61%                --
DAY RATE                    $5,192                --          $2,330                 --


WEST AFRICA

VESSELS(2)                      32                 4               6                 1
FLEET UTILIZATION               80%               72%             97%               --
DAY RATE                    $7,223            $6,131          $3,028                --


MIDDLE EAST

VESSELS(2)                       6                 6               7                 6
LAID-UP                         --                --              --                 1
EFFECTIVE UTILIZATION(3)        90%               56%             86%               52%
FLEET UTILIZATION               90%               56%             86%               41%
DAY RATE                    $3,283            $4,457          $1,682            $5,213


SOUTHEAST ASIA

VESSELS(2)                       9                 1              --                1
EFFECTIVE UTILIZATION(3)        59%               --              --               --
Day Rate                    $5,936                --              --               --

            SEABULK OFFSHORE FLEET - AVERAGE DAY RATES & UTILIZATION

                                            QUARTER ENDED JUNE 30, 2002
                            ------------------------------------------------------------
                            AHTS/              AHT/             CREW/
                            SUPPLY             TUGS            UTILITY             OTHER
                            ------             ----            -------             -----
DOMESTIC(1)

VESSELS(2)                    21                --               31                  2
LAID-UP                       --                --               --                  1
FLEET UTILIZATION             63%               --               58%                --
DAY RATE                  $6,005                --           $2,469                 --


WEST AFRICA

VESSELS(2)                    30                 5                6                  1
LAID-UP                       --                 1               --                 --
EFFECTIVE UTILIZATION(3)      85%               97%              84%                --
FLEET UTILIZATION             85%               77%              84%                --
DAY RATE                  $8,042            $6,522           $2,722                 --


MIDDLE EAST

VESSELS(2)                     6                 8                8                  5
LAID-UP                       --                 1                1                  1
EFFECTIVE UTILIZATION(3)      79%               62%              85%                66%
FLEET UTILIZATION             79%               55%              75%                49%
DAY RATE                  $3,250            $5,048           $1,668             $4,475


SOUTHEAST ASIA

VESSELS(2)                     8                --               --                  2
FLEET UTILIZATION             68%               --               --                 --
DAY RATE                  $6,320                --               --                 --


NOTE: DAY RATES ARE BASED ON RECORDED REVENUE, VESSEL COUNT AND UTILIZATION. DAY RATES AND UTILIZATION ARE NOT DISCLOSED FOR CATEGORIES WITH A LIMITED NUMBER OF VESSELS.

-----------------------
(1) THE DOMESTIC CATEGORY CONSISTS OF VESSELS OPERATING IN THE UNITED STATES, THE GULF OF MEXICO AND MEXICO.
(2)  HELD-FOR-SALE VESSELS ARE EXCLUDED FROM THESE CHARTS.
(3)  EFFECTIVE UTILIZATION EXCLUDES LAID-UP VESSELS.


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